CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3/A of Vale S.A. (No. 333-271248) and Vale Overseas Limited (No. 333-271248-01) and Registration Statement on Form S-8 of Vale S.A. (No. 333-223718 and 333-276867) of our report dated February 22, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
Rio de Janeiro, Brazil

April 19, 2024